Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-148323 on Form S-8 of our report dated July 1, 2013, which appears in this Annual Report on Form 11-K of the Union Center National Bank 401(k) Profit Sharing Plan for the year ended December 31, 2012.

/s/ ParenteBeard LLC

Reading, Pennsylvania

July 1, 2013